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                                                                  EXHIBIT 4.49

               MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                            AND FINANCING STATEMENT

         THIS MORTGAGE, made this 12th day of November, 1997, by Futorian Furnishings, Inc., a Delaware corporation ("Mortgagor") in favor of Banco Popular, a state banking corporation ("Mortgagee").


                             W I T N E S S E T H :

         WHEREAS, Pursuant to that certain Mortgage Note of even date herewith made by Mortgagor to the order of Mortgagee (the "Note"), Mortgagor is justly indebted to Mortgagee in the principal amount of Two Million One Hundred Seventy Thousand Dollars ($2,170,000) (the "Loan"); and

         WHEREAS, pursuant to the Note, Mortgagor promises to pay the said principal sum and interest at the rate or rates and in installments as provided in said Note, and a final payment of principal and interest, if not sooner paid, on or before December 1, 2017 (the "Maturity Date"), at the office of Mortgagee at 4801 W. Fullerton, Chicago, Illinois 60639, or such place as the holder of the Note may from time to time in writing appoint; and

         WHEREAS, Mortgagee has required as a condition of the Loan, that this Mortgage be executed and delivered by Mortgagor to Mortgagee.

         NOW, THEREFORE, Mortgagor, to secure the payment of the principal indebtedness and interest thereon in accordance with the terms of the Note, to secure the performance of the covenants and agreements herein contained by Mortgagor to be performed and the additional obligations hereinafter described, as said Note may be amended, modified or replaced from time to time, and also in consideration of the sum of ONE DOLLAR ($1.00) in hand paid, the receipt whereof is hereby acknowledged, does by these presents MORTGAGE, GRANT, REMISE, RELEASE AND CONVEY unto Mortgagee, its successors and assigns, the real estate and all of its estate, right, title and interest therein situate, lying and being in the County of Lake and State of Illinois, which, with the property hereinafter described, is collectively referred to herein as the "Premises";


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         TOGETHER with all easements and rights of way appurtenant thereto, whether now or hereafter existing and all heretofore or hereafter vacated alleys and streets abutting said real estate;

         TOGETHER with all buildings and other improvements now located thereon or which may hereafter be placed thereon (the "Improvements"), tenements, easements, fixtures and appurtenances thereto belonging, and all rents, issues and profits thereof for so long and during all such times as Mortgagor may be entitled thereto (which are pledged primarily and on a parity with said real estate and not secondarily), and all fixtures, apparatus, equipment or articles now or hereafter therein or thereon used to supply heat, gas, electricity, air conditioning, water, light, power, sprinkler protection, waste removal, refrigeration (whether single units or centrally controlled), and ventilation, including (without restricting the foregoing) all items set forth on Exhibit B attached hereto and made a part hereof, it being understood that the enumeration of any specific articles of property shall in no way exclude or be held to exclude any items of property not specifically mentioned;

         TOGETHER with all the estate, interest, right, title, other claim or demand, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Mortgagor now have or may hereinafter acquire in the Premises, and any and all awards made for the taking of eminent domain, or by any proceedings or purchase in lieu thereof, or of the whole or any part of the Premises, including without limitation any awards resulting from the change of grade of streets and awards for severance damages;

         TOGETHER with all royalties, minerals, oil and gas rights and profits, water and water rights (whether or not appurtenant) owned by Mortgagor and shares of stock pertaining to such water or water rights, ownership of which affects such real estate;

         TOGETHER with all building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises;

         TOGETHER with all books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory ("Books and Records"); and

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         TOGETHER with all proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

         All of the land, estate and property hereinabove described, real, personal and mixed, whether affixed or annexed or not (except where otherwise hereinabove specified) and all rights hereby conveyed and mortgaged are intended so to be as a unit and are hereby understood, agreed and declared to form a part and parcel of the real estate and to be appropriated to the use of the real estate, and shall for the purposes of this Mortgage be deemed to be real estate and conveyed and mortgaged hereby.

         Mortgagor covenants that it is lawfully seized of the Premises, that the same are unencumbered except as heretofore approved by Mortgagee in writing, and that it has good right, full power and lawful authority to convey and mortgage the same, and that it will forever defend said Premises and the quiet and peaceful possession of the same against the lawful claims of all persons whomsoever.

         TO HAVE AND TO HOLD the Premises mortgaged and conveyed unto the said Mortgagee, its successors and assigns, forever, for the purposes and uses herein set forth.

         Mortgagor hereby further covenants and agrees to and with Mortgagee, as follows:

         1.      PROTECTION AND MAINTENANCE OF THE PREMISES.

                 (a) Maintenance, Repair and Restoration of Improvements, Payment of Indebtedness, Payment of Prior Liens.

         Mortgagor shall: (i) promptly repair, restore or rebuild any building or improvements now or hereafter on the Premises which may become damaged or destroyed to substantially the same character as prior to such damage or destruction; (ii) keep said Premises in good condition and repair, without waste, and free from nuisance, mechanics' lien or other liens or claims for lien not expressly subordinated to the lien hereof or insured over or permitted hereunder; (iii) immediately pay when due any indebtedness which may be secured by a lien or charge on the Premises superior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such prior lien to Mortgagee; (iv) comply in all material respects with all requirements of applicable law, including any applicable local, state or federal environmental laws, municipal ordinances, and restrictions of record with respect to the Premises and the use thereof; and (v) pay each item of indebtedness secured by this Mortgage when due according to the





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terms hereof and of the Note and other loan documents securing the Note (the
"Loan Documents"). As used in this Paragraph 1 and elsewhere in this Mortgage, the term "indebtedness" shall mean and include the principal sum evidenced by the Note, together with all interest thereon, and all other sums at any time due to Mortgagee pursuant to the Note, this Mortgage and all other Loan Documents.

                 (b) Contested Liens. Notwithstanding anything to the contrary herein contained, Mortgagor shall have the right to contest by appropriate legal or administrative proceedings diligently prosecuted any mechanics', materialmen's or other lien or claim for lien upon the Premises (collectively referred to as a "Contested Lien") and no Contested Lien shall constitute a Default (hereinafter defined) hereunder, provided that Mortgagor shall furnish to Mortgagee such security as may be deemed reasonably satisfactory to Mortgagee to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Premises by reason of nonpayment thereof, and provided further that, upon final determination of the lien or claim for lien, Mortgagor shall immediately pay any judgment recorded, with all prior costs and charges, and shall have the lien released and any judgment satisfied. Security delivered to Mortgagee in the form of cash or its equivalent shall be released to Mortgagor to be applied toward satisfaction of such judgment upon presentation of appropriate documentation.

         2.      PAYMENT OF TAXES, TAX CONTESTS OR TAX DEPOSITS.

                 (a) Mortgagor's Obligation to Pay Taxes When Due. Mortgagor shall pay when due and before any penalty or interest attaches all general real estate taxes, and shall pay special taxes, special assessments, water charges, sewer service charges, and all other like charges against the Premises of any nature whatsoever when due and prior to delinquency (all hereinafter referred to as "Taxes"), and shall, upon written request, furnish to Mortgagee duplicate receipts therefor.

                 (b) Right to Contest Taxes. Mortgagor may contest the validity or amount of any such Taxes by appropriate legal or administrative proceedings diligently prosecuted, provided that if in conjunction with such contest Mortgagor shall not pay such contested tax, pending any such legal proceedings, Mortgagor shall give Mortgagee such security as may be deemed reasonably satisfactory to Mortgagee to insure payment of the amount of the tax, assessment, tax lien or other imposition or charge, and any and all interest and penalties thereon, including Mortgagee's reasonable attorneys' fees as may be required. Security delivered to Mortgagee in the form of cash or its equivalent shall be





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released to Mortgagor to discharge any tax due with respect to said contest, upon presentation of appropriate documentation.

                 (c)      Tax Deposits.   After a default by Mortgagor
hereunder and if Mortgagee so requests, Mortgagor shall deposit with Mortgagee on the first day of each month until the indebtedness secured by this Mortgage is fully paid, at such place as Mortgagee may from time to time in writing appoint, and in the absence of such appointment, then at the office of Mortgagee in Chicago, Illinois, a sum equal to (i) one-twelfth of the annual Taxes on the Premises for the last ascertainable year (unless said taxes are based upon assessments which exclude the improvements or any part thereof now constructed, or to be constructed, in which event the amount of such deposits shall be based upon Mortgagee's reasonable estimate as to the amount of Taxes to be levied and assessed), plus (ii) an amount reasonably estimated by Mortgagee to provide for any tax increase. The deposits for Taxes posted with Mortgagee may be held in a nonsegregated, non-interest bearing account. In the event of any Default, any part or all of such reserve fund may be applied to any part of the loan indebtedness secured by this Mortgage and in refunding any part of such reserve fund, Mortgagee may deal with whomever is represented to be the owner of the Premises at that time. If, one month prior to the due date of any of the aforementioned Taxes, the amounts then on deposit therefor shall be insufficient for the payment of such Taxes in full, Mortgagor, within ten (10) days after written notice from Mortgagee, shall deposit the amount of the deficiency with or as directed by Mortgagee.

         3.      INSURANCE.

                 (a) Mortgagor to Maintain Insurance. Mortgagor shall maintain the following policies of insurance with respect to the Premises with carriers rated A7 or higher: (a) flood insurance whenever in the opinion of Mortgagee such protection is necessary and is available, (b) All-risk builder's risk insurance no less broad than "standard multi-peril", with a full replacement cost endorsement and 25% soft cost coverage whenever improvements to the Premises are undertaken, (c) Worker's Compensation Insurance in statutory limits, (d) casualty insurance for the full replacement cost of the Improvements, including loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, earthquake, explosion, riot or civil commotion as provided by the standard fire and extended coverage policy, (e) if the Premises is a rental property, rent interruption insurance insuring Mortgagor for one years' rental income; and (f) commercial general liability insurance for injury to or death of any person in an amount of not less than Two Million Dollars ($2,000,000) combined single limit





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coverage with umbrella coverage of at least Two Million Dollars ($2,000,000);
(g) if Borrower has employees on the Premises, employer's liability insurance
with a limit of at least One Million Dollars ($1,000,000).   All policies of
insurance to be furnished hereunder shall be in forms, companies and amounts satisfactory to Mortgagee, with standard mortgagee clauses attached to all policies in favor of and in form satisfactory to Mortgagee, including a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without less than thirty (30) days' prior written notice to Mortgagee, and with Mortgagee named as an additional insured with respect to all general commercial liability insurance carried by Mortgagor. Mortgagor shall deliver to Mortgagee all policies, including additional and renewal policies, or certificates therefor or other evidence thereof, reasonably satisfactory to Mortgagee, and, in the case of insurance about to expire, shall deliver renewal policies not less than thirty (30) days prior to their respective dates of expiration.

                 (b) No Separate Insurance. Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Mortgagee is included thereon under a standard mortgage clause acceptable to Mortgagee. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

                 (c) Monthly Insurance Premium Deposits. If Mortgagor shall default in its obligation and undertaking to pay the insurance premiums as set forth above, and the same shall not have been cured within ten (10) days after written notice and demand from Mortgagee to do so, then in addition to any other remedies of Mortgagee set forth in this Mortgage in case of a Default (defined below) by Mortgagor, the Mortgagee shall have the right to demand and require that Mortgagor deposit with Mortgagee on the 1st day of each month thereafter until the indebtedness secured by this Mortgage is fully paid, at such place as Mortgagee may from time to time in writing appoint, and in the absence of such appointment, then at the office of Mortgagee in Chicago, Illinois, a sum equal to one-twelfth of the aggregate annual insurance premium as evidenced by the most recent invoice for same. Any deposits for insurance premiums posted with Mortgagee may be held in non-segregated accounts and without any allowance of interest. In the event of any Default, any part or all of such reserve fund may be applied to any part of the loan indebtedness secured by this Mortgage and in refunding any part of such reserve fund, Mortgagee may deal with whomever is represented to be the owner of the Premises at that time. If, one month prior to the due date of any





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of the aforementioned premiums for insurance, the amounts then on deposit therefor shall be insufficient for the payment of such insurance premiums in full, Mortgagor, within ten days after written notice from Mortgagee shall deposit the amount of the deficiency with or as directed by Mortgagee.

         4. ADJUSTMENT OF LOSSES WITH INSURER AND APPLICATION OF PROCEEDS OF INSURANCE. In case of loss or damage by fire or other casualty which causes damage to the Premises, which damage or destruction shall cost in excess of One Hundred Thousand Dollars ($100,000) to repair, Mortgagee shall have the right, but not the obligation, to settle (with Mortgagor's consent as to amount if no Default exists hereunder) and collect such proceeds, and Mortgagee may elect either to apply such proceeds to the payment of amounts due hereunder and under the Note, or provided no Default (as hereinafter defined) exists hereunder, to hold such proceeds, without interest, to reimburse Mortgagor for the cost of the rebuilding or restoration of any or all Improvements on said Premises. If Mortgagee elects to apply said proceeds to the repayment of amounts due hereunder and under the Note, then, at Mortgagee's option, the entire amount due thereunder shall immediately become due and payable. Mortgagee shall not be responsible for any failure to collect any amount in connection with any casualty regardless of the cause of such failure.

         Insurance proceeds held by Mortgagee for restoration or repairing of the Premises shall be disbursed from time to time upon Mortgagee being furnished with (i) plans and specifications for such restoration, which shall provide for the reconstruction of the Premises to be of at least equal value as prior to the subject casualty, and which shall be approved by Mortgagee, which approval shall not be unreasonably withheld or delayed, (ii) evidence reasonably satisfactory to it of the estimated cost of the restoration or repair, (iii) funds sufficient in addition to the proceeds of insurance, to fully pay for the restoration or repair, and (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve. No payment made prior to the final completion of the restoration or repair shall exceed ninety percent (90%) of the value of the work performed from time to time, as such value shall be determined by Mortgagee in its reasonable judgment; funds other than insurance proceeds shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in the hands of Mortgagee together with funds deposited or irrevocably committed, to the satisfaction of Mortgagee by or on behalf of Mortgagor to pay the cost of such repair or restoration, shall be sufficient in





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the reasonable judgment of Mortgagee to pay the entire unpaid cost of the restoration or repair, free of all liens or claims for lien. Any surplus remaining out of insurance proceeds held by Mortgagee after payment of such costs of restoration or repair shall be paid to Mortgagor, provided that no Default then exits hereunder. No interest shall be allowed to Mortgagor on account of any proceeds of insurance or other funds held by Mortgagee

         In the event of loss or casualty which causes damage to the Premises, which damage shall cost One Hundred Thousand Dollars ($100,000) or less to repair, all insurance proceeds in connection therewith shall be turned over to Mortgagor and applied to the repair of such damage.

         5. STAMP TAX. If, by the laws of the United States of America, or of any state having jurisdiction over Mortgagor, any tax is due or becomes due in respect of the issuance of the Note (other than income taxes or other like taxes customarily payable by Mortgagee) hereby secured, the Borrower covenants and agrees to pay such tax in the manner required by any such law. Mortgagor further covenants to reimburse Mortgagee for any reasonable sums which Mortgagee may expend by reason of the imposition of any tax on the issuance of the Note secured hereby or the recording of this Mortgage.

         6.      INTENTIONALLY OMITTED.

         7. ASSIGNMENT OF RENTS. As further security for Mortgagor's obligations to Mortgagee pursuant to the Loan Documents, Mortgagor hereby assigns unto Mortgagee, and grants to Mortgagee a security interest in, all of the rents, leases and income now or hereafter due with respect to the Premises, it being the intention hereby to establish an absolute transfer and assignment of all such leases, rents and income thereunder to Mortgagee, whether such leases now exist or shall or shall exist in the future. Mortgagor hereby irrevocably appoints Mortgagee its attorney-in-fact (this power of attorney and any other powers of attorney granted herein are powers coupled with an interest and cannot be revoked, modified or altered without the written consent of Mortgagee) with or without taking possession of the Premises as provided in Paragraph 12 hereof, to lease any portion of the Premises to any party upon such terms as Mortgagee shall determine, and to collect all rents due under each of the leases, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as Mortgagee would have upon taking possession pursuant to the provisions of Paragraph 12 hereof. Mortgagor represents that no rent has been or will be paid by any person in possession of any portion of the Premises for more than one





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installment in advance and that the payment of none of the rents for any portion of the Premises has been or will be waived, reduced or otherwise discharged or compromised by Mortgagor. Mortgagor waives any rights of set-off against any person in possession of any portion of the Premises. Mortgagor agrees that it will not assign any of the rents or profits of the Premises, except to a purchaser or grantee of the Premises. Nothing herein contained shall be construed as constituting Mortgagee a mortgagee in possession in the absence of the taking of actual possession of the Premises by Mortgagee pursuant to Paragraph 12(b) hereof. Mortgagor expressly waives all liability of Mortgagee in the exercise of the powers herein granted Mortgagee or at law or in equity. Mortgagor shall execute and deliver, at the request of Mortgagee, all such further assurances and assignments in the Premises as Mortgagee shall from time to time require. Although the assignment contained in this paragraph is a present assignment, Mortgagee shall not exercise any of the rights or powers conferred upon it by this paragraph until a Default (as hereinafter defined) shall exist under this Mortgage. Within thirty (30) days of Mortgagee's written demand, Mortgagor will furnish Mortgagee with executed copies of each of the leases and with estoppel letters from each tenant in a form satisfactory to Mortgagee. If Mortgagee requires that Mortgagor execute and record a separate collateral assignment of rents or separate assignments of any of the leases to Mortgagee, the terms of those assignments shall control in the event of a conflict with the terms of this Mortgage. Mortgagee shall apply revenues collected in accordance herewith, first to the payment of any expenses incurred by Mortgagor in connection with said collection, second to the payment of amounts due to Mortgagee pursuant to the Loan Documents in such order and priority as it may elect, and third, to such person or entity entitled thereto, as their interests may appear.

         8. EFFECT OF EXTENSIONS OF TIME. If the payment of any indebtedness due from Mortgagor or Mortgagor or any part thereof be extended or varied or if any part of any security for the payment of the indebtedness be released, all persons now or at any time hereafter liable therefor, or interested in said Premises, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by the Mortgagee, notwithstanding such extension, variation or release.

         9. MORTGAGEE'S PERFORMANCE OF DEFAULTED ACTS. In case of Default (defined below), Mortgagee may, but need not, make any payment or perform any act herein required of Mortgagor in any form and manner deemed expedient, and may be made or accomplished either





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before or after acceleration of the indebtedness secured hereby or foreclosure of the lien hereof and during the period of redemption, if any. Mortgagee may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title encumbrance or claim thereof, or redeem from any tax sale or forfeiture affecting said Premises or contest any tax or assessment or cure any default of landlord in any lease of the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including attorneys' fees (which may include in-house counsel), and any other monies advanced by Mortgagee in regard to any tax if not paid and or to protect the Premises or the lien hereof, shall be so much additional indebtedness secured hereby, and shall become immediately due and payable without notice and with interest thereon at the Default Rate specified in the Note. Inaction of Mortgagee shall never be considered as a waiver of any right accruing to it on account of any default on the part of Mortgagor.

         10. MORTGAGEE'S RELIANCE. Mortgagee in making any payment hereby authorized: (a) relating to taxes and assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; or (b) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted, subject to Mortgagor's rights as set forth in sub-paragraphs 1(b) and 2(b) hereof.

         11. ACCELERATION OF INDEBTEDNESS IN CASE OF DEFAULT. Mortgagor further covenants and agrees with Mortgagee, that if: (a) a "Default" (as defined therein) under the Note shall occur; or (b) Mortgagor shall file a petition in voluntary bankruptcy or under any Chapter of Title Eleven of the United States Code or any similar law, state or federal, whether now or hereafter existing, or any answer admitting insolvency or inability to pay its debts, or fail to obtain a vacation or stay of involuntary proceedings within sixty (60) days, as hereinafter provided; or (c) Mortgagor shall be adjudicated a bankrupt, or a trustee or a receiver shall be appointed for Mortgagor or the major part thereof in any involuntary proceeding or any court shall have taken jurisdiction of the property of Mortgagor in any involuntary proceeding for the reorganization, dissolution, liquidation or winding up of such Mortgagor, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal or





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otherwise stayed within sixty (60) days; or (d) Mortgagor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof; or (e) default shall be made in the due observance or performance of any other of the covenants, agreements or conditions hereinbefore or hereinafter contained, required to be kept or performed or observed by Mortgagor, which shall not be cured within thirty (30) days after written notice thereof is sent by Mortgagee to Mortgagor, or commenced to be corrected and diligently pursued to completion within sixty (60) days after such notice if correction is impossible to perform within a 30-day period; or
(f) the occurrence of a Prohibited Transfer (as defined in Paragraph 26 below); or (g) default which shall not have been cured within the applicable grace period, if any, shall be made under any of the Loan Documents, or (h) a Default shall occur under any other Loan Document, and in every such case the whole of the indebtedness hereby secured shall, at once, at the option of Mortgagee, become immediately due and payable without notice to Mortgagor. For purposes of this Mortgage, each of the events described in (a) through (h) above after expiration of any grace or cure periods permitted therein shall be referred to as a "Default". If while any insurance proceeds or condemnation awards are being held by Mortgagee to reimburse Mortgagor for the cost of rebuilding or restoration of any or all Improvements on the Premises, as set forth in this Mortgage, Mortgagee shall be or become entitled to, and shall accelerate the indebtedness secured hereby, then and in such event, Mortgagee shall be entitled to apply all such insurance proceeds and condemnation awards then held by it in reduction of the indebtedness hereby secured and any excess held by it over the amount of indebtedness then due hereunder shall be returned to Mortgagor or any subsequent party holding record title to the Premises or otherwise entitled thereto, without interest.

         12. OTHER REMEDIES. In addition to the acceleration of indebtedness provided for in Paragraph 11 above, and other remedies provided for herein and under the Note and other Loan Documents, Mortgagee shall have the following remedies, as well as all remedies available at law and in equity:

                 (a) Receiver. Mortgagee shall, as a matter of right, without notice and without giving bond to Mortgagor or anyone claiming by, under or through Mortgagor, and without regard for the solvency or insolvency of Mortgagor or the then value of the Premises, to the extent permitted by applicable law, be entitled to have a receiver appointed for all or any part of the Premises and for the rents, proceeds, issues and profits thereof, with the





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rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Mortgagee hereunder or any holder of the Note may be appointed such receiver. Mortgagor hereby consents to the appointment of such a receiver and waives the right to assert any objection thereto. Such receiver shall have all powers and duties prescribed by Section 15-1704 of the Illinois Mortgage Foreclosure Law (the "Act"), all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Premises, and such rights and powers as Mortgagee would have, upon entering and taking possession of the Premises under section (b) below, including but not limited to, the power to collect the rents, issues and profits of said Premises before and during the pendency of any foreclosure suit and, in case of a sale and a deficiency during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits.
The court from time to time may authorize the receiver to apply the net income in his hands in payment in whole or in part of: (i) the indebtedness secured hereby, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to a foreclosure; and
(ii) the deficiency in case of a sale and deficiency.

                 (b) Entry. Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Premises, and may also do any and all other things in connection with those actions as Mortgagee in its sole discretion shall consider necessary or appropriate to protect the security of this Mortgage. Such other things may include, but shall not be limited to: taking possession of the Books and Records; entering into, enforcing, modifying or canceling leases on such terms and conditions as Mortgagee may consider proper, including, without limitation, extending the term of any such lease beyond the Maturity Date; obtaining and evicting tenants; fixing or modifying rents; collecting and receiving any payment of money owing to Mortgagor; completing any unfinished construction; and/or contracting for and making such repairs and alterations as Mortgagee shall deem necessary. If Mortgagee so requires, Mortgagor shall assemble all of the personal property pledged to Mortgagee hereunder that has been removed from the Premises and make all of it available to Mortgagee at the Premises. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor's attorney-in-fact to perform such acts and execute such documents as Mortgagee in its sole discretion may consider appropriate in connection with taking these measures, including endorsement of Mortgagor's name on any instruments. Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any leases or other agreements affecting the Premises. Mortgagor shall and does hereby agree to indemnify and hold Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under said leases or agreements or under or by reason of the assignment thereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said leases or agreements, except those which result from Mortgagee's gross negligence or wilful misconduct. Should Mortgagee incur any such liability, loss or damage, under said leases or under or by reason of the assignment thereof, or in the defense of any claims or demands, the amount thereof, including costs, expenses and attorneys' fees, shall be secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand with interest therein at the Default Rate from the date of disbursement until the date repaid.

                 (c) Application of Income Received by Mortgagee. Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Mortgagee may determine:

                          (i) to the payment of the operating expenses of the Premises, including cost of management and sale or leasing thereof (which shall include reasonable compensation to Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease or sale commissions and other compensation and expenses of seeking and procuring tenants or purchasers and entering into leases or sales contracts), established claims for damages, if any, and premiums on insurance hereinabove authorized;

                          (ii)    to the payment of taxes and special
         assessments now due or which may hereafter become due on the Premises; and, if this is a leasehold mortgage, of all rents due or which may become hereafter due under the underlying lease;

                         (iii) to the payment of all repairs, decorating, renewals, replacements, alterations, additions, betterments, and improvements of the Premises, including the cost from time to time of installing or replacing personal property such as appliances therein, and of placing the Premises in such condition as will, in the judgment of Mortgagee are necessary to make it readily rentable or saleable; and

                          (iv) to the payment of any indebtedness secured hereby or any deficiency which may result from any foreclosure sale.

                 (d) Uniform Commercial Code Remedies. Mortgagee may exercise any or all of the remedies granted to a secured party under the Illinois Uniform Commercial Code (the "Code").

                 (e) Foreclosure; Lawsuits. Mortgagee shall have the right to foreclose the lien hereof for the indebtedness secured hereby or part thereof in accordance with the Act, and to exercise any other remedies of Mortgagee at law or in equity or as otherwise granted pursuant to the Loan Documents. In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to the title as Mortgagee may deem necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All costs and expenses of the nature mentioned in this paragraph and such reasonable expenses and fees as may be incurred in the protection of said Premises and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Loan Documents or said Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall immediately become due and payable by Mortgagor, with interest thereon at the Default Rate (as defined in the Note) from the time of such expenditure until paid. Anything herein to the contrary notwithstanding, any costs or fees of Mortgagee that is awarded or confirmed by any court in conjunction with the foreclosure proceedings set forth herein shall be deemed reasonable. Mortgagee's in-house counsel fees shall be included in the expenses described herein. Without limiting the foregoing, Mortgagee may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement

                 (f) Failure to Join a Tenant. Mortgagee shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a Decree of Foreclosure and Sale subject to the rights of any tenant or tenants of the Premises. The failure to join any such tenant or tenants as party defendant or defendants in any such civil action or the failure of any Decree of Foreclosure and Sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the indebtedness secured hereby, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

                 (g) Mortgagee May Bid. Upon any foreclosure sale, Mortgagee may bid for and purchase the Premises and shall be entitled to apply all or part of the indebtedness secured hereby as a credit to the purchase price.

                 (h) Single or Multiple Foreclosure Sales. If the Premises consists or more than one lot or parcel, Mortgagee may:

                          (i) designate the order in which the lots or parcels shall be sold or disposed of or offered for sale or disposition; and

                          (ii) elect to dispose of the lots or parcels through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Mortgagee may deem to be in its best interest.

         13. APPLICATION OF PROCEEDS OF FORECLOSURE SALE. The proceeds of any foreclosure sale of the Premises shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in the preceding paragraph hereof; second, to reimburse Mortgagee for all sums expended pursuant to Paragraph 9 hereof to the extent unpaid together with interest thereon at the Default Rate; third, to pay all other sums due to Mortgagee in any order and proportion as Mortgagee in its sole discretion may choose; and fourth, any surplus to any party entitled thereto as their rights may appear.

         14. RIGHTS AND REMEDIES CUMULATIVE; NO WAIVER. Each right, power and remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing, at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of Mortgagee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein.

         15. MORTGAGEE'S RIGHT OF INSPECTION. Mortgagee shall have the right to inspect the Premises and to inspect the Books and Records and documents of Mortgagor pertaining thereto at all reasonable times and access thereto shall be permitted for that purpose upon at least 24 hours notice and during the business day.

         16. CONDEMNATION. Mortgagor hereby assigns, transfers and sets over unto Mortgagee the entire proceeds of any award or any claim for damages for any of the Premises taken or damaged under the power of eminent domain or by condemnation. Mortgagee may elect to apply the proceeds of the award upon or in reduction of the indebtedness secured hereby without prepayment premium, whether due or not, or if no Default exists, Mortgagor may hold such proceeds in account and to make said proceeds available for restoration or rebuilding of the Premises. If said proceeds shall be made available for repair or restoration, same shall be governed by the provisions of Paragraph 4 hereof for the payment of insurance proceeds toward the cost of rebuilding or restoration. Any surplus of said award after payment of such cost of rebuilding or restoration shall, at the option of Mortgagee, be applied on account of the indebtedness secured hereby or be paid to any party entitled thereto.
Mortgagor agrees to execute such further assignments of any compensation, awards, claims, and damages as Mortgagee may reasonably require from time to time. Mortgagee shall not be responsible for any failure to collect any amount in connection with any such proceeding regardless of the cause of such failure.

         17.     Intentionally Omitted.

         18. RELEASE UPON PAYMENT AND DISCHARGE OF MORTGAGOR'S OBLIGATIONS. Mortgagee shall release this Mortgage and the lien thereof by proper instrument upon payment and discharge of all indebtedness secured hereby. Mortgagee may require from Mortgagor reimbursement of any reasonable attorneys' fees and other out of pockets expenses incurred for preparation and delivery of any release.

         19. GIVING OF NOTICE. Any notice which shall be required to be given hereunder shall be in writing, and the mailing thereof in the United States mail by certified or registered mail addressed to Mortgagor and Mortgagee at their respective addresses as set forth in Paragraph 27 (c) hereof, or at such other place as Mortgagor or Mortgagee may by notice in writing designate as a place for service of notice, or personal delivery, or overnight courier, shall constitute service of notice hereunder. Any notice mailed shall be deemed to have been given two (2) business days after the date of mailing. Notice may also be given by hand delivery or overnight courier and, in such case, shall be deemed to have been given as of the date of receipt.

         20. WAIVER OF DEFENSE. No action for the enforcement of the lien or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing same in an action at law upon the Note hereby secured.

         21.     WAIVERS.

                 (a) Waiver of Statutory Rights. Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage, or under any sale pursuant to any statute, order, decree or judgment of any court, on its own behalf and on behalf of each and every person (except decree or judgment creditors of Mortgagor) acquiring any interest in or title to the Premises subsequent to the date of this Mortgage, and to the extent permitted by law, hereby waives any homestead right in and to the Premises.

                 (b) Waiver of Claims. Mortgagor further waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives for loss or damage to Mortgagor, the Premises, Mortgagor's other property, or the property of others under Mortgagor's control from any cause except for the gross negligence and willful or malicious acts of Mortgagee, its employees, agents and representatives. All sums payable by Mortgagor hereunder shall be paid without notice, demand, counterclaim, setoff, deduction, or defense, and without abatement, suspension, deferment, diminution, or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Premises or any part thereof; (ii) any restriction or prevention of or interference with any use of the Premises or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolven-cy, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in any such proceeding; (v) any claim which Mortgagor has or might have against Mortgagee;
(vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; or whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of any obligations secured hereby.

         22. FILING AND RECORDING FEES. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes, and other taxes (other than Mortgagee's income on other like taxes accruing by reason of the interest payable on the loan), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of said Note and this Mortgage.

         23. LATE CHARGE. The Note secured hereby requires the payment of a late charge in the event any installment of principal or interest due thereunder shall become overdue for a period in excess of ten (10) days. Said Note requires the payment to Mortgagee of a late charge of five cents ($.05) for each dollar so overdue to defray part of the cost of collection. Said late charge shall be secured hereby as indebtedness as that term is defined in Paragraph 1 hereof.

         24. NO MERGER. It being the desire and intention of the parties hereto that the Mortgage and the lien thereof do not merge in fee simple title to the Premises, it is hereby understood and agreed that should Mortgagee acquire any additional or other interests in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien thereof shall not merge in the fee simple title, toward the end that this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

         25. TRUTH-IN-LENDING. Mortgagor represents and agrees that the obligations secured hereby is an exempt transaction under the Truth-In-Lending Act, 15 U.S.C., Section 1601 et seq.

         26.     RESTRICTIONS ON TRANSFER.

                 (a) Prohibited Transfers. It shall be an immediate event of default hereunder if, without the prior written consent of the Mortgagee,
(i) Mortgagor shall create, effect or consent to or shall suffer or permit, any sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation of all or any part of the Premises, or interest therein, except for the liens contemplated hereby, or (ii) Mortgagor shall sell or otherwise transfer its ownership of its Barcalounger division to a third party, including without limitation, the creation by Mortgagor of a separate entity to own said division or the transfer by Mortgagor of its Barcalounger division to another company owned by Mortgagor, its parent or affiliates, or any type or merger, consolidation or other transaction, the result of which would be that the income generated by the Barcalounger division would no longer be the property of Mortgagor.

                 (b) Reasonableness of Restrictions. Mortgagor acknowledges and agrees, for itself and its successors, that the foregoing restrictions on sale, transfer, or conveyance are reasonable. Any violation of the terms of this paragraph shall entitle Mortgagee to declare the whole outstanding principal balance of the Note, together with interest accrued thereon and any other sums owing under the terms of this Mortgage or any other Loan Documents, immediately due and payable and to foreclose the lien and security interest granted in this Mortgage.

                 (c)      Binding Upon Successors.  The provisions of this
Section 26 shall be operative with respect to, and shall be binding upon, any persons who, in accordance with the terms hereof or otherwise, shall acquire any part or interest in or encumbrance upon the Premises.

         27.     SECURITY AGREEMENT AND FINANCING STATEMENT.

                 (a)      Security Agreement.  Mortgagor and Mortgagee agree:
(i) that this Mortgage shall constitute a Security Agreement within the meaning of the Code with respect to (x) all sums, now or hereinafter on deposit with the Mortgagee for taxes and insurance premiums, if any, and any insurance or condemnation proceeds attributable to the Premises, or any part thereof ("Deposits"), (y) with respect to any property included in the definition herein of the word "Premises", which property may be deemed to form a part of the real estate described in Exhibit "A" or may constitute a

"fixture" (within the meaning of Section 9-313 of the Code) ("Fixtures"), and necessary for the operation of the Premises, but excluding any of Mortgagee's trade fixtures, inventory and equipment used in the operation of its business, and all replacements of, substitutions for and additions to such property, and the proceeds thereof (said Deposits, Fixtures and Personal Property, replacements, substitutions, additions and the proceeds thereof being sometimes herein collectively referred to as the "Collateral"); and (ii) that a security interest in and to the Collateral is hereby granted to the Mortgagee; and (iii) that the Collateral and all of Mortgagor's right, title and interest therein are hereby assigned to the Mortgagee; all to secure payment of the indebtedness and to secure performance by the Mortgagor of the terms, covenants and provisions hereof.

                 (b) Applicability of Commercial Code in Case of Default. If a Default occurs under this Mortgage, Mortgagee, pursuant to the appropriate provisions of the Code, shall have an option to proceed with respect to both the real property and Collateral in accordance with its rights, powers and remedies with respect to the real property, in which event the default provisions of the Code shall not apply. The parties agree that if the Mortgagee shall elect to proceed with respect to the Collateral separately from the real property, Mortgagee shall have all remedies available to a secured party under the Code and ten (10) days written notice of the sale of the Collateral shall be reasonable notice. The expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses incurred by Mortgagee. Mortgagor agrees that, without the written consent of Mortgagee, Mortgagor will not remove or permit to be removed from the Premises any of the Collateral except that so long as the Mortgagor is not in Default hereunder, Mortgagor shall be permitted to sell or otherwise dispose of the Collateral when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Premises, but only upon replacing the same or substituting for the same other Collateral at least equal in value and utility to the initial value and utility of that disposed of and in such a manner that said replacement or substituted Collateral shall be subject to the security interest created hereby and that the security interest of Mortgagee shall be perfected and first in priority, it being expressly understood and agreed that all replacements, substitutions and additions to the Collateral shall be and become immediately subject to the security interest of this Mortgage and covered hereby. Mortgagor covenants and represents that all Collateral now is, and that all replacements thereof, substitutions therefor or additions thereto, unless the Mortgagee otherwise consents, will be free and clear of liens, encumbrances, title retention devices and security interests of others.

                 (c) Financing Statement. This Mortgage is intended to be a financing statement within the purview of Section 9-402(b) of the Illinois Uniform Commercial Code with respect to the Collateral. The addresses of the Mortgagor (Debtor) and Mortgagee (Secured Party) are hereinafter set forth:

         Address of Mortgagor:                     Futurion Furnishings, Inc.
                                                   95 Revere Drive, Suite J
                                                   Northbrook, IL 60062

         Address of Mortgagee:                     Banco Popular
                                                   4801 W. Fullerton
                                                   Chicago, Illinois 60639
                                                   Attn: Michael Houlihan

This Mortgage is to be filed for record with the Recorder of Deeds of the county where the Premises are located. Mortgagor is the record owner of the Premises.

                 (d) Separate Security Agreements and Financing Statements. Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee, a separate Security Agreement, Financing Statement or other similar security instruments, in form satisfactory to Mortgagee, covering all property of the kind and nature set forth in Exhibit B owned by Mortgagor, which is used in the operation of the Premises (as opposed to the operation of Mortgagor's business) and which constitutes goods within the meaning of the Code or concerning which there may be any doubt whether the title to same has been conveyed by or security interest perfected by this Mortgage under the laws of the state in which the Premises are located, and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue and extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all reasonable costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document. Mortgagor shall from time to time, but not more frequrently than once every year on request of Mortgagee, deliver to Mortgagee an inventory of the Collateral in reasonable detail.

         28. MAXIMUM ALLOWABLE RATE OF INTEREST. All agreements herein and in the Note are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance of the Note, or otherwise, shall the amount paid or agreed to be paid to Mortgagee for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Note or any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance Mortgagee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under the Note and not to the payment of interest.

         29. MORTGAGEE'S LIEN FOR SERVICE CHARGE AND EXPENSES; FUTURE ADVANCES. At all times, regardless of whether any loan proceeds have been disbursed, this Mortgage secures (in addition to any loan proceeds disbursed from time to time) the payment of any and all loan fees or service charges, liquidated damages, loan expenses including but not limited to reasonable attorneys' fees of Mortgagee's counsel to prepare loan documents, appraisal fees, and advances due to or incurred by Mortgagee in connection with the loan to be secured hereby; provided, however, that in no event shall the total amount of loan proceeds disbursed plus such additional amounts exceed three hundred percent (300%) of the face of the Note. All advances pursuant to the
Note including future advancements shall be a lien from the time this Mortgage is recorded, as provided in the Act.

         30. MISCELLANEOUS. The following understandings shall be applicable to this Mortgage.

                 (a) Successors. This Mortgage and all provisions hereof shall extend to and be binding upon Mortgagor and his successors, grantees and assigns, any subsequent owner or owners of the Premises and all persons claiming under or through any Mortgagor, and the word "Mortgagor" or "Mortgagors" when used herein shall include all such persons and all persons liable for the payment of the indebtedness or any part thereof, whether or not such persons shall have executed said Note or this Mortgage. The word "Mortgagee" when used herein shall include the successors and assigns of

Mortgagee named herein, and the holder or holders, from time to time, of any Note secured hereby.

                 (b) Invalidity of a Provision. In the event one or more of the provisions contained in this Mortgage or any Note secured hereby or in any other security documents given to secure the payment of the Note secured hereby shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

                 (c) Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been given on the second business day after mailing if mailed by United States registered or certified mail in Illinois addressed as set forth in Paragraph 27(c) above, or on the day of receipt if given by personal delivery, overnight courier or by facsimile transmission.

                 (d) Illinois Law. This Mortgage and the Note it secures are to be construed and governed by the laws of the state of Illinois.

                 (e) Estoppel Certificates. Mortgagor, on written request of Mortgagee, will furnish a signed statement of the amount of the indebtedness secured hereby and whether or not any default then exists hereunder and specifying the nature of such default.

                 (f) Subordination. At the option of Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any award in condemnation) to any and all leases of all or any part of the Premises upon the execution by Mortgagee and recording thereof, at any time hereafter, in the Office of the Recorder of Deeds in and for the county wherein the Premises are situated, of a unilateral declaration to that effect.

                 (g) Grammatical Adjustments. Whenever the context requires, the singular form of any word herein shall include the plural form, and vice versa, and the neuter form of any word shall include the masculine and feminine forms, and vice versa.

                 (h) Waiver of Jury Trial. MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS MORTGAGE OR THE LOAN OR ANY OF THE LOAN DOCUMENTS OR ANY

OTHER STATEMENTS OR ACTIONS OF MORTGAGEE. MORTGAGOR ACKNOWLEDGES THAT THIS WAIVER HAS BEEN REVIEWED BY MORTGAGOR AND MORTGAGOR'S COUNSEL AND THAT IT IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO MAKE THE LOAN AND ENTER INTO THE LOAN DOCUMENTS AND THAT THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

  IN WITNESS WHEREOF, Mortgagor has executed this instrument the day and year first above written.

                         Futorian Furnishings, Inc.



                         By:         [SIG]
                            -----------------------------

                            Its:       [SIG]
                                 -------------------------

State of Illinois            )
                             )  SS
County of Cook               )


         I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that LAWRENCE M. ADELMAN personally known to me to be the CEO & CHAIRMAN of Futorian Furnishings, Inc., an Illinois corporation and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person acknowledged that as such CEO & CHAIRMAN he signed, as his free and voluntary act, and as the free and voluntary act and deed of said corporation, the foregoing instrument for the uses and purposes therein set forth.

         Given under my hand and official seal, this 12th day of November, 1997.


                                                           PEARL A. ZAGER
                                                   -----------------------------
                                                            Notary Public

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

THAT PART OF THE SOUTH 351.04 FEET (AS MEASURED PERPENDICULARLY TO THE SOUTH LINE THEREOF) OF THE SOUTH HALF OF THE SOUTHWEST 1/4 OF SECTION 17, TOWNSHIP 43 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING EASTERLY OF THE EASTERLY LINE OF WAUKEGAN ROAD AS DESCRIBED IN DEED RECORDED APRIL 8, 1964 AS DOCUMENT 1221390 AND LYING WESTERLY OF A LINE DRAWN FROM A POINT 750.00 FEET (AS MEASURED ALONG THE SOUTH LINE OF SAID SOUTHWEST 1/4) EAST OF THE AFORESAID EASTERLY LINE OF WAUKEGAN ROAD TO THE SOUTHEAST CORNER OF PROPERTY DESCRIBED IN DOCUMENT 1221388, RECORDED APRIL 8, 1964, IN LAKE COUNTY, ILLINOIS.

                                  EXHIBIT "B"

                               PERSONAL PROPERTY


         All personal property located on the Premises and affixed to the Premises or used in the operation of the Premises as a building (as opposed to use by Mortgagor in the operation if its business on the Premises), described below, and all substitutions therefor, replacements thereof, and proceeds thereof and specifically excluding all personal property which is not a fixture or otherwise necessary for the operation of the Premises:

         air conditioner, antennas, apparatus, awnings, basins, bathtubs, bidets, blinds, boilers, built-in bookcases, built-in cabinets, carpets, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, equipment, escalators, fans, fittings, floor coverings, furnaces, hardware, heaters, humidifiers, incinerators, lighting fixtures, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, screen and storm doors, storm windows, security systems, shades, shelving, sinks, sprinklers, stoves, toilets, ventilators, wall coverings, washers, window coverings, wiring and all renewals or replacements thereof and substitutions therefor.





                                     B - 1